SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2007

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 12, 2007, TVI Corporation (the “Company”) executed the Fourth Amendment to Financing and Security Agreement (the “Fourth Amendment”), which further amends the financing and security agreement dated as of October 31, 2006 (the “Credit Agreement”), entered into with Branch Banking & Trust Company (“BB&T”). The Credit Agreement was previously amended by (i) the First Amendment to Financing and Security Agreement, dated May 25, 2007 (the “First Amendment”), (ii) the Second Amendment to Financing and Security Agreement dated June 21, 2007 (the “Second Amendment”) and (iii) the Third Amendment to Financing and Security Agreement dated August 7, 2007 (the “Third Amendment”). As so amended, the Credit Agreement provides for a $25.0 million revolving credit facility (the “Revolving Facility”) and a $5.0 million term acquisition credit facility. Borrowings under the Revolving Facility are additionally capped by a loan base amount (the “Borrowing Base”), which is a function of defined levels of eligible accounts receivable, inventory and net fixed assets plus, for the period commencing May 25, 2007 through and including November 10, 2007 (the “Override Period”), an additional override amount (the “Override Amount”). The Fourth Amendment leaves in place the temporary increase in the Borrowing Base during the Override Period, but increases the Override Amount from $2.3 million to $3.6 million during the Override Period. Except for this revision, the terms of the Credit Agreement are unchanged. In particular, the Fourth Amendment does not modify or amend the financial covenant requirements under the Credit Agreement.

The Amendment is attached as Exhibit 10.6.4 to this current report and incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Fourth Amendment is incorporated by reference into this Item 2.03.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

10.6.4	Fourth Amendment to Financing and Security Agreement, dated as of October 12, 2007, among TVI Corporation, CAPA Manufacturing Corp., Safety Tech International, Inc. and Signature Special Event Services, Inc. and Branch Banking & Trust Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION
(Registrant)

Date: October 16, 2007	/s/ Sherri S. Voelkel
Sherri S. Voelkel
Senior Vice President and Chief Financial Officer

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